UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

July 2, 2007

Date of Report (date of earliest event reported)

CARRIER ACCESS CORPORATION

(Exact name of Registrant as specified in its charter)

State of Delaware	000-24597	84-1208770
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

5395 Pearl Parkway

Boulder, Colorado 80301

(Address of principal executive offices)

(303) 218-5455

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Explanatory Note

Carrier Access Corporation (the “Company”) is filing this Amendment No. 1 on Form 8-K/A to amend the Company’s Form 8-K, originally filed with the Securities and Exchange Commission on July 9, 2007 (the “Original Filing”), to disclose a good faith estimate of the amount of the charges expected to be incurred in connection with the Company’s restructuring plan announced pursuant to Item 2.05 in the Original Filing. The disclosure under Item 2.05 of the Original Filing is hereby replaced in its entirety by the disclosure under Item 2.05 of this Amendment No. 1. No other changes have been made to the Original Filing.

Item 2.05	Costs Associated with Exit or Disposal Activities

On July 2, 2007, the Board of Directors of the Company authorized management to initiate and implement a restructuring plan under which material charges will be incurred under generally accepted accounting principles. The restructuring plan will include a focus on key customers and product lines, consolidation of management positions, and a further and accelerated R&D transition to Carrier Access’ Shanghai development center.

On July 29, 2007, the Board of Directors of the Company approved management’s restructuring plan. The Company anticipates incurring restructuring charges of $185,000 to $235,000 arising from cash payments for severance related costs. Substantially all of the costs will be expensed and paid in the third quarter of 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARRIER ACCESS CORPORATION

Date: July 31, 2007	By:	/s/ GARY GATCHELL
Gary Gatchell
Chief Financial Officer